Exhibit 99.1

801 Louisiana, Suite 700

Houston, Texas 77002

Main: (713) 780-9494

Fax: (713) 780-9254

Contact:	Traded: NYSE (GDP)
Robert C. Turnham, President
Jan L. Schott, Chief Financial Officer
Daniel E. Jenkins, Director of Investor Relations

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM APPOINTS NEW CHAIRMAN OF THE BOARD

Houston, Texas – June 3, 2015. Goodrich Petroleum Corporation (NYSE:GDP) (the “Company”) announced that on May 29, 2015 the Board of Directors (the “Board”) appointed Mr. Walter G. “Gil” Goodrich to the position of Chairman of the Board of Directors, replacing Patrick E. Malloy, III who retired on May 11, 2015. Mr. Goodrich has served as Vice Chairman of the Board since 2003 and as the Company’s Chief Executive Officer and a Director since 1995.

Goodrich Petroleum Corporation is an independent oil and natural gas exploration and production company whose common stock is listed on the New York Stock Exchange under the symbol GDP.